EXHIBIT 99.1

Date:      February 1, 2005
Contact:   Bruce S. Rosenbloom, CFO
Phone:     (954) 979-5995
Fax:       (954) 971-0544

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES THE DISMISSAL OF CLASS
ACTION SUITS

Pompano Beach, Florida, February 1, 2005 - PetMed Express, Inc. (NASDAQ: PETS) is pleased to announce that the six consolidated supposed class action suits against PetMed Express and several of its officers were voluntarily dismissed today by the plaintiffs. PetMed Express has maintained from the inception of these suits that they were clearly without merit. With this dismissal, it is apparent that the plaintiffs now agree. The Company welcomes the removal of this distraction so that it can continue to focus on its business goals.

Founded in 1996, PetMed Express is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the
Internet through its website at www.1800PetMeds.com.
                                -------------------

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operation in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2004. The Company's future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Pompano Beach, Bruce S. Rosenbloom, CFO, 954-979-5995.



                                 ###

                           99.1 page 1 - 1